UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

August 6, 2018
Date of Report (Date of earliest event reported)

Bonanza Creek Energy, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35371	61-1630631
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. employer identification number)

410 17th Street, Suite 1400
Denver, Colorado 80202
(Address of principal executive offices, including zip code)

(720) 440-6100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.
On August 6, 2018, Bonanza Creek Energy, Inc. (“BCEI”) issued a press release announcing the closing of the Disposition (as defined below). A copy of the press release is furnished as Exhibit 99.1 hereto.

The information in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 hereto, is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01	Other Items.
On August 6, 2018, Bonanza Creek Energy Operating Company, LLC (“BCEOC”), a wholly owned subsidiary of BCEI, entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) pursuant to which BCEOC sold its equity interests in certain of its subsidiaries that hold BCEI’s Arkansas assets to Mission Creek Resources, LLC (“Buyer”) for $117 million, subject to customary purchase price adjustments (the “Disposition”). BCEOC sold its equity interests in Bonanza Creek Energy Resources, LLC (“BCER”), which in turn owns all of the outstanding equity interest in Bonanza Creek Energy Upstream LLC (“BCEU”) and Bonanza Creek Energy Midstream, LLC (“BCEM” and together with BCER an BCEU, the “Companies”). The Companies hold all of BCEI’s interest in the Dorcheat Macedonia and McKamie Patton Fields in southern Arkansas.

The closing of the Disposition occurred simultaneously with the execution of the Purchase Agreement.  The Disposition has an effective date of February 1, 2018.  Subject to the right of Buyer to be indemnified for certain liabilities and for breaches of representations, warranties and covenants for a limited period of time, Buyer will assume substantially all of BCEOC’s liabilities associated with the Companies.

A copy of the Purchase Agreement is filed with this Current Report on Form 8-K and is incorporated herein by reference. The foregoing summary of the material terms of the Purchase Agreement does not purport to be a complete description thereof and is qualified in its entirety by the full text of the Purchase Agreement, which is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.  The Purchase Agreement is included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the parties thereto.  The representations and warranties of each party set forth in the Purchase Agreement were made solely for the benefit of the other party to the Purchase Agreement and such representations and warranties should not be relied on by any other person. In addition, such representations and warranties (i) have been qualified by disclosures made to the other party thereto, (ii) are subject to the materiality standards contained in the Purchase Agreement which may differ from what may be viewed as material by investors, and (iii) were made only as of the date of the Purchase Agreement or such other date as is specified in the Purchase Agreement.

Item 9.01	Exhibits.
(d)    Exhibits

Exhibit No.	Description
99.1	Press Release dated August 6, 2018, Announcing the Disposition.
99.2	Membership Interest Purchase Agreement, dated August 6, 2018, by and among Bonanza Creek Energy Operating Company, LLC and Mission Creek Resources, LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bonanza Creek Energy, Inc.

Dated: August 6, 2018	By:	/s/ Cyrus D. Marter IV
	Name:	Cyrus D. Marter IV
	Title:	Senior Vice President, General Counsel and Secretary